UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2009 (November 3, 2009)

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On November 3, 2009, Ashland Inc. (“Ashland”) contributed 2, 974,420 shares of its common stock, par value $.01 per share (the “Contributed Shares”), to its defined benefit pension plan, the Ashland Hercules Pension Plan (the “Plan”).  The Contributed Shares were valued for purposes of the contribution at $33.62 per share, or $100 million in the aggregate, by Evercore Trust Company, N.A. (“Evercore”), an independent fiduciary that has been appointed as investment manager with respect to the Contributed Shares.  The Contributed Shares were issued to The Bank of New York Mellon, as trustee of the master trust for the Plan, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and in furtherance of Ashland’s future funding obligations under the Plan.

On November 3, 2009, Ashland also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore, in its capacity as investment manager for the Contributed Shares.  The Registration Rights Agreement requires, among other things, that Ashland file with the Securities and Exchange Commission a shelf registration statement on Form S-3 in order to register the Contributed Shares for the purpose of resale from time to time by the Plan’s trustee.  Under the Registration Rights Agreement, Ashland is required to use its reasonable commercial efforts to cause such registration statement to remain continuously effective until all Contributed Shares have been sold by the Plan’s trustee or until 90 days after the number of Contributed Shares held by the trustee is less than one percent of Ashland’s then outstanding shares of common stock, whichever occurs earlier.  Ashland registered the Contributed Shares on November 5, 2009.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

4.1	Registration Rights Agreement, dated as of November 3, 2009, between Ashland Inc. and Evercore Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

November 6, 2009	/s/ Lamar M. Chambers
Lamar M. Chambers
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Registration Rights Agreement, dated as of November 3, 2009, between Ashland Inc. and Evercore Trust Company, N.A.